Exhibit 10.19

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to Credit Agreement (the “Fifth Amendment”) is made as of this 7th day of August, 2009 by and among:

DUANE READE, a New York general partnership, having its principal place of business at 440 Ninth Avenue, New York, New York 10001; and

DUANE READE INC. a Delaware corporation, having its principal place of business at 440 Ninth Avenue, New York, New York 10001; and

DRI I INC., a Delaware corporation, having its principal place of business at 440 Ninth Avenue, New York, New York 10001; and

DUANE READE INTERNATIONAL, LLC, a Delaware limited liability company, having its principal place of business at 440 Ninth Avenue, New York, New York 10001; and

DUANE READE REALTY, INC., a Delaware corporation, having its principal place of business at 440 Ninth Avenue, New York, New York 10001; and

DUANE READE HOLDINGS, INC, a Delaware corporation, having its principal place of business at 440 Ninth Avenue, New York, New York 10001; and

the LENDERS party hereto; and

BANK OF AMERICA, N.A. (f/k/a Fleet National Bank), as Issuing Bank, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110; and

BANK OF AMERICA, N.A. (f/k/a/ Fleet National Bank), as Administrative Agent and Collateral Agent for the Lenders, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, on July 21, 2003, certain of the parties hereto entered into that certain Credit Agreement (as amended and in effect, the “Credit Agreement”); and

WHEREAS, the Loan Parties have requested that the Lenders amend certain provisions of the Credit Agreement as set forth herein; and

WHEREAS, Duane Reade International, Inc. has been converted from a Delaware corporation to a Delaware limited liability company and the parties wish to ratify and confirm its obligations under the Credit Agreement and other Loan Documents.

NOW, THEREFORE, it is hereby agreed as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Amendments to Article I. The provisions of Article I of the Credit Agreement are hereby amended as follows:

(a)	The definition of “Applicable Margin” is hereby amended by deleting the pricing grid contained therein in its entirety and substituting the following in its stead:

Level	Performance Criteria	Prime Rate Loans	LIBO Loans
1	Average Excess Availability greater than or equal to $125,000,000	1.25%	2.25%

2	Average Excess Availability greater than or equal to $70,000,000 but less than $125,000,000	1.25%	2.50%

3	Average Excess Availability greater than or equal to $35,000,000 but less than $70,000,000	1.25%	2.75%

4	Average Excess Availability greater than or equal to $25,000,000 but less than $35,000,000	1.50%	3.00%

5	Average Excess Availability less than $25,000,000	1.75%	3.25%

(b)	The second sentence of the definition of “Availability Reserves” is hereby amended by adding the word “and” before clause (v), by putting a “.” at the end of clause (v) and by deleting clause (vi) in its entirety.

(c)	The definition of “Line Fee” is hereby amended by deleting the reference therein to “0.30%” and substituting in its stead a reference to “0.50%”.

(d)	The last sentence of the definition of “Material Indebtedness” is hereby deleted in its entirety and the following is substituted in its stead:

“In all events, “Material Indebtedness” shall include Indebtedness under the Convertible Indenture and the Senior Secured Indenture irrespective of the amounts due thereunder.”

(e)	The definition of “Obligations” is hereby amended by deleting the parenthetical at the end thereof in its entirety and substituting the following in its stead:

(but excluding any obligations owing to any Lender or any of their respective Affiliates in connection with the Senior Secured Indenture or the Senior Subordinated Notes).

(f)	The definition of “Total Commitment” is hereby deleted in its entirety and the following is substituted in its stead:

“Total Commitment” shall mean, at any time, the sum of the Commitments at such time. As of the Fifth Amendment Effective Date, the Total Commitments aggregate $225,000,000.

(g)	The following definitions, and any and all references in the Credit Agreement thereto, are hereby deleted in their entirety:

(i)	“Bridge Loan”

(ii)	“Permanent Securities”

(iii)	“Rex Transaction Financing”

(iv)	“Securities Repayment Reserve”

(v)	“Supplemental Permanent Securities”

(h)	The following new definitions are hereby added in appropriate alphabetical order:

(i)	“Existing FRN Indenture” means the Indenture dated as of December 20, 2004, among Duane Reade Inc., Duane Reade, Duane Reade Holdings, Inc., and each of the direct and indirect domestic subsidiaries of Duane Reade Inc. named in the signature pages thereto and U.S. Bank National Association, as trustee (as amended, supplemented or modified from time to time).

(ii)	“Fifth Amendment Effective Date” means August __, 2009.

(iii)	“Issuance Date” means the Fifth Amendment Effective Date.

(iv)	“Senior Secured Indenture” means the Indenture dated as of August __, 2009 among Duane Reade Inc., Duane Reade, and U.S. Bank National Association, as Trustee, relating to the % Senior Secured Notes due 2015 in the aggregate original principal amount of up to $300,000,000.

3. Amendments to Article II. The provisions of Article II of the Credit Agreement are hereby amended as follows:

(a)	Section 2.13 of the Credit Agreement is hereby amended by deleting the reference in the second sentence thereof to “0.30%” and replacing it with a reference to “0.50%”.

4. Amendment to Article V. Section 5.15 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead:

“5.15 RESERVED.”

5. Amendments to Article VI. The provisions of Article VI of the Credit Agreement are hereby amended as follows:

(a)	Section 6.01(a) of the Credit Agreement is hereby amended by deleting clause (viii) thereof in its entirety and substituting the following in its stead:

“(viii)(A) Indebtedness arising under the Convertible Indenture or any Permitted Refinancing thereof, and (B) Indebtedness under the Existing FRN Indenture, including Indebtedness consisting of Guarantees of such Indebtedness; provided that any Indebtedness under the Existing FRN Indenture permitted under subclause (B) of this clause (viii) is satisfied and discharged pursuant to Section 12.01 of the Existing FRN Indenture on the Fifth Amendment Effective Date;”

(b)	Section 6.01(a) of the Credit Agreement is hereby amended by deleting clause (xi) thereof in its entirety and substituting the following in its stead:

“(xi)	RESERVED;”

(c)	Section 6.01(a) of the Credit Agreement is hereby amended by deleting clause (xii) thereof in its entirety and substituting the following in its stead:

“(xii) Indebtedness arising under (A) the Senior Secured Indenture and any Permitted Refinancing thereof, including Indebtedness consisting of Guarantees of the Senior Secured Indenture and any Permitted Refinancing thereof, and (B) the Senior Subordinated Notes and any Permitted Refinancing thereof, including Indebtedness consisting of Guarantees of the Senior Subordinated Notes and any Permitted Refinancing thereof; provided that, with respect to Indebtedness permitted under subclause (A) of this clause (xii), on or before the Issuance Date, the trustee and/or collateral agent under the Senior Secured Indenture and the Administrative Agent shall have entered into a letter agreement confirming the continued effectiveness of the Intercreditor Agreement, in such form and containing such terms as the Administrative Agent and such trustee or collateral agent may agree;”

(d)	Section 6.02 of the Credit Agreement is hereby amended by deleting clause (f) thereof in its entirety and substituting the following in its stead:

“(f) Liens to secure Indebtedness permitted by clauses (viii) and (xii)(A) of Section 6.01(a), provided that if the Loan Parties request that the Collateral Agent release its Lien on any collateral or subordinate the priority of its Lien on any collateral (other than in the Revolving Lender Priority Collateral (as defined in the Intercreditor Agreement) as to which the Collateral Agent shall not be required to provide a release or subordination of its Lien) to the Lien of the holders of such Indebtedness in such collateral, the Collateral Agent shall so release or subordinate its Lien as long as (i) the Intercreditor Agreement is in full force and effect, and (ii) no Default or Event of Default shall then exist or arise therefrom.”

(e)	Section 6.03 of the Credit Agreement is hereby amended by deleting the second sentence of clause (b) thereof in its entirety and substituting the following in its stead:

“Without limiting the generality of the foregoing, the Parent shall not engage in any business, and shall not own any property or assets, other than (i) acquiring and owning the capital stock of any other Loan Party, (ii) incurring Indebtedness and performing its obligations under the Existing FRN Indenture, the Senior Subordinated Notes, the Senior Secured Indenture, and any Permitted Refinancing of any of the foregoing, and/or this Agreement, (iii) incurring other obligations under the Rex Transaction and the agreements contemplated thereby and engaging in activities contemplated therein or required thereby, and (iv) otherwise incidental to the operation of the business of a holding company.”

(f)	Section 6.04(c) of the Credit Agreement is hereby amended by deleting clause (i) thereof in its entirety and substituting the following in its stead:

“(i) to pay amounts in respect of the Senior Secured Indenture, the Senior Subordinated Notes or any Permitted Refinancing of any of the foregoing, to the extent permitted hereunder, and to pay accounting, legal and other professional fees, income taxes (including pursuant to the Tax Sharing Agreement), franchise taxes, management fees permitted under Sections 6.07(e) and (f) hereof (to the extent not otherwise paid), and other general and administrative expenses incurred by the Parent for itself and the other Facility Guarantors and”

(g)	Section 6.04(d) of the Credit Agreement is hereby amended by deleting the word “Equity” and substituting the word “equity” in its stead.

(h)	Section 6.06(a) of the Credit Agreement is hereby amended by deleting clause (iv)(x) thereof in its entirety and substituting the following in its stead:

“(x) to pay amounts in respect of the Senior Secured Indenture, the Senior Subordinated Notes or any Permitted Refinancing of any of the foregoing, to the extent permitted hereunder, and to pay accounting, legal and other professional fees, income taxes (including pursuant to the Tax Sharing Agreement), franchise taxes, management fees permitted under Sections 6.07(e) and (f) hereof (to the extent not otherwise paid), and other general and administrative expenses incurred by the Parent for itself and the other Facility Guarantors and”

(i)	Section 6.06(b)(i) of the Credit Agreement is hereby amended by deleting clauses (B) and (C) thereof in their entirety and substituting the following in their stead:

“(B) (x) the repayment, redemption or repurchase of the Indebtedness arising under the Existing FRN Indenture, the Senior Secured Indenture or any Permitted Refinancing thereof, and (y) the repayment, redemption or repurchase of the Senior Subordinated Notes on the Issuance Date with the proceeds of equity contributions and Indebtedness issued under the Senior Secured Indenture, or (C) as long as the Payment Conditions are satisfied, the repayment, redemption or repurchase of Indebtedness evidenced by (1) the Convertible Indenture (other than Indebtedness repaid, redeemed or repurchased after the consummation of the Rex Transaction), (2) Subordinated Indebtedness or (3) other Indebtedness described in Section 6.01(a)(xiii) hereof;”

(j)	Section 6.06(b)(ii) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead:

“(ii) payment of mandatory or regularly scheduled interest and principal payments as and when due in respect of any other Indebtedness permitted hereunder, including, without limitation, on account of the Senior Secured Indenture and any Permitted Refinancing thereof;”

(k)	Section 6.06(b)(iv) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead:

“(iv) voluntary, non-mandatory prepayments of Indebtedness on account of the Senior Secured Indenture and any Permitted Refinancing thereof (other than any Subordinated Indebtedness) as long as at such time Excess Availability shall be equal to or greater than 15% of the Borrowing Base and no Event of Default then exists or would arise therefrom.”

(l)	Section 6.07 of the Credit Agreement is hereby amended by adding the words “(other than any Loan Party)” after the word “Affiliates” in the fourth line thereof.

(m)	Section 6.08 of the Credit Agreement is hereby amended by deleting the provisions of clause (i) of the proviso thereof in its entirety and substituting the following in its stead:

“(i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, or by any document relating to the Existing FRN Indenture, the Senior Secured Indenture, the Senior Subordinated Notes or any Permitted Refinancing of any of the foregoing,”

(n)	Section 6.09 of the Credit Agreement is hereby amended by deleting the provisions of clause (e) thereof in its entirety and substituting the following in its stead:

“(e) the Existing FRN Indenture, the Senior Secured Indenture, the Senior Subordinated Notes or any Permitted Refinancing of any of the foregoing, if as a result thereof a Default or an Event of Default would arise hereunder.”

6. Amendments to Schedules. To the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules to the Credit Agreement or any of the other Loan Documents, such schedules are hereby updated, as evidenced by supplemental schedules (if any) annexed to this Fifth Amendment.

7. Joinder and Assumption of Obligations. Effective as of the date of this Fifth Amendment, Parent hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and the other Loan Documents, and hereby:

(a)	joins in the execution of, and becomes a party to, the Credit Agreement and the Facility Guarantee, as a Facility Guarantor thereunder, as indicated with its signature below;

(b)	covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a Facility Guarantor under the Credit Agreement and the Facility Guarantee, after giving effect to the Fifth Amendment (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if Parent were a signatory to the Credit Agreement and the Facility Guarantee and were expressly named as a Facility Guarantor therein;

(c)	(i) makes all representations, warranties, and other statements of a Facility Guarantor under the Credit Agreement and the Facility Guarantee, after giving effect to the Fifth Amendment (other than representations, warranties and other statements that relate solely to an earlier date), in each case, with the same force and effect as if Parent were a signatory to the Credit Agreement and such Facility Guarantee and were expressly named as a Facility Guarantor therein, and (ii) represents that it does not, and will not (unless it complies with Section 5.14(b) of the Credit Agreement) own any Inventory, Credit Card Receivables, prescription lists or Eligible Third Party Receivables; and

(d)	assumes and agrees to perform all applicable duties and Obligations of the other Facility Guarantors under the Credit Agreement and the Facility Guarantee, after giving effect to the Fifth Amendment.

8. Ratification of Loan Documents. Except as provided herein, all terms and conditions of the Credit Agreement and of the other Loan Documents remain in full force and effect. The Loan Parties each hereby ratify, confirm, and reaffirm all of the representations and warranties contained therein.

9. Conditions to Effectiveness. This Fifth Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

(a)	This Fifth Amendment shall have been duly executed and delivered by the Loan Parties and the Required Lenders.

(b)	The Loan Parties shall have received proceeds under the Senior Secured Indenture (as defined in this Fifth Amendment) and proceeds from equity contributions made to the Parent in an aggregate amount sufficient to refinance in full the obligations of the Loan Parties under the Existing FRN Indenture (as defined in this Fifth Amendment) and to reduce the principal obligations of the Loan Parties under the Senior Subordinated Notes to and amount not greater than $78,000,000.

(c)	All corporate and shareholder action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Fifth Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(d)	No Default or Event of Default shall have occurred and be continuing.

(e)	The Loan Parties shall have executed and delivered such additional instruments, documents and agreements as the Administrative Agent may reasonably request.

10. Miscellaneous.

(a)	Except as expressly provided herein, all provisions of the Credit Agreement and the other Loan Documents remain in full force and effect. Without limiting the foregoing, Duane Reade International, LLC hereby ratifies and confirms its obligations thereunder (notwithstanding its organizational change from a corporation to a limited liability company) and ratifies and confirms its grant of a security interest in the Collateral to secure the Obligations.

(b)	This Fifth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(c)	This Fifth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d)	Any determination that any provision of this Fifth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fifth Amendment.

(e)	The Loan Parties shall pay all reasonable costs and expenses of the Agents, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Fifth Amendment.

(f)	The Loan Parties warrant and represent that the Loan Parties have consulted with independent legal counsel of their selection in connection with this Fifth Amendment and are not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this Fifth Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have hereunto caused this Fifth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

DUANE READE
as Borrower

By:	DUANE READE INC., its General Partner

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Chief Financial Officer

By:	/s/ Phillip A. Bradley
Name:	Phillip A. Bradley
Title:	Secretary

By:	DRI I INC., its General Partner

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Chief Financial Officer

By:	/s/ Phillip A. Bradley
Name:	Phillip A. Bradley
Title:	Secretary

DUANE READE INC., as Facility Guarantor

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Chief Financial Officer

By:	/s/ Phillip A. Bradley
Name:	Phillip A. Bradley
Title:	Secretary

DRI I INC., as Facility Guarantor

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Chief Financial Officer

By:	/s/ Phillip A. Bradley
Name:	Phillip A. Bradley
Title:	Secretary

DUANE READE INTERNATIONAL, LLC., as Facility Guarantor

By:	/s/ Joseph C. Magnacca
Name:	Joseph C. Magnacca
Title:	Manager

By:	/s/ Phillip A. Bradley
Name:	Phillip A. Bradley
Title:	Manager

DUANE READE REALTY, INC., as Facility Guarantor

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Chief Financial Officer

By:	/s/ Phillip A. Bradley
Name:	Phillip A. Bradley
Title:	Secretary

DUANE READE HOLDINGS, INC., as Facility Guarantor

By:	/s/ John K. Henry
Name:	John K. Henry
Title:	Chief Financial Officer

By:	/s/ Phillip A. Bradley
Name:	Phillip A. Bradley
Title:	Secretary

BANK OF AMERICA, N.A.,
As Administrative Agent, as Collateral Agent, as Issuing Bank, as Swingline Lender and as Lender

By:	/s/ David Vega
Name:	David Vega
Title:	Managing Director

Address:
100 Federal Street 9th Floor
Boston, Massachusetts 02110
Attn: Keith Vercauteren
Telephone:	(617) 434-4045
Telecopy:	(617) 434-4339

GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent and Lender

By:	/s/ Peter F. Crispino
Name:	Peter F. Crispino
Title:	Duly Authorized Signatory

Address:	10 Riverview Drive
Danbury, CT 06810
Telephone:	203-749-6220
Telecopy:	203-749-4666

WELLS FARGO RETAIL FINANCE, LLC, as Syndication Agent, as Co-Lead Arranger, and as Lender

By:	/s/ Connie Liu
Name:	Connie Liu
Title:	Assistant Vice President

Address:	One Boston Place, 18th Floor
Boston, Massachusetts 02108
Telephone:	617-854-7227
Telecopy:	617-722-9485

SCHEDULE 2.22(A)

DEMAND DEPOSIT ACCOUNTS

Depository Name & Address	Account Numbers	Contact	Description of Purpose for Which Account Is Used
Bank of America 101 S. Tryon Street Charlotte, NC 28255-0001	94051 89009	David Vega, Bank of America Merrill Lynch, Retail Finance Group MAS-100-09-09 100 Federal Street, Boston, MA 02110 Fax: 617-434-4131	Main Operating Account

Bank of America 101 S. Tryon Street Charlotte, NC 28255-0001	93928 53387	David Vega, Bank of America Merrill Lynch, Retail Finance Group MAS-100-09-09 100 Federal Street, Boston, MA 02110 Fax: 617-434-4131	Blocked Deposit Account for Credit Card Sales from the Stores

Bank of America 101 S. Tryon Street Charlotte, NC 28255-0001	94277 24201	David Vega, Bank of America Merrill Lynch, Retail Finance Group MAS-100-09-09 100 Federal Street, Boston, MA 02110 Fax: 617-434-4131	Payroll Controlled Disbursement Account

Bank of America 101 S. Tryon Street Charlotte, NC 28255-0001	8024 1276	David Vega, Bank of America Merrill Lynch, Retail Finance Group MAS-100-09-09 100 Federal Street, Boston, MA 02110 Fax: 617-434-4131	Accounts Payable Controlled Disbursement Account

Bank of America 101 S. Tryon Street Charlotte, NC 28255-0001	46259 75273	David Vega, Bank of America Merrill Lynch, Retail Finance Group MAS-100-09-09 100 Federal Street, Boston, MA 02110 Fax: 617-434-4131	EEOC Settlement Account

Bank of America 101 S. Tryon Street Charlotte, NC 28255-0001	46287 89327	David Vega, Bank of America Merrill Lynch, Retail Finance Group MAS-100-09-09 100 Federal Street, Boston, MA 02110 Fax: 617-434-4131	Blocked Deposit Account for third party pharmacy receipts

SCHEDULE 2.22(C)

BLOCKED ACCOUNTS

Depository Name	Account Number:
Bank of America	93928532809
Bank of America	9392853387
Bank of America	46287 89327

SCHEDULE 3.06

DISCLOSED MATTERS

Material Litigation

1. In November 2004, Duane Reade Inc. was served with a purported class action complaint, Damassia v. Duane Reade Inc. The lawsuit was filed in the U.S. District Court for the Southern District of New York. The complaint alleges that, from the period beginning November 1998, Duane Reade Inc. incorrectly gave some employees the title “Assistant Manager,” in an attempt to avoid paying these employees overtime, in contravention of the Fair Labor Standards Act and New York law. In May 2008, the court certified this case as a class action. In April 2006, Duane Reade Holdings, Inc. and Duane Reade Inc. were served with a purported class action complaint, Chowdhury v. Duane Reade Inc. and Duane Reade Holdings, Inc. The complaint alleges that, from a period beginning March 2000, Duane Reade Holdings, Inc. and Duane Reade Inc. incorrectly classified certain employees in an attempt to avoid paying overtime to such employees, thereby violating the Fair Labor Standards Act and New York law. In May 2008, the court certified this case as a class action. The complaint seeks an unspecified amount of damages. In January 2009, Duane Reade Holdings, Inc. announced that, without admitting liability, it has entered into a Memorandum of Understanding to settle these two class action cases for $3.5 million. The settlement is subject to the approval of the U.S. District Court for the Southern District of New York. As a result of this settlement agreement, Duane Reade Holdings, Inc. recorded a $3.5 million one-time, pre-tax charge for the fourth quarter ended December 27, 2008. As of March 28, 2009, Duane Reade Holdings, Inc. has obtained the necessary letter of credit. The Court granted final approval of the settlement on July 24, 2009.

2. In November 2007, Duane Reade Holdings, Inc. was served with a subpoena from the Office of the Attorney General of the State of New York. The subpoena requested information regarding Duane Reade Holdings, Inc.’s services to customers with limited English proficiency. Duane Reade Holdings, Inc. entered into an Assurance of Discontinuance with the OAG on April 21, 2009. No monetary sanctions were imposed or monetary relief agreed upon.

3. In January 2008, Duane Reade Holdings, Inc. was served with a subpoena from the Department of Health and Human Services, Office of the Inspector General. The subpoena seeks information relating to the operation of Duane Reade Holdings, Inc.’s pharmacy kiosks and information relating to a business relationship that Duane Reade Holdings, Inc. had with Mobility Plus, a provider of durable medical equipment. In February 2008, Duane Reade Holdings, Inc. received an identical subpoena from the Office of the Attorney General of the State of New York, Medicaid Fraud Control Unit. Duane Reade Holdings, Inc. is in the process of responding to the information requests from both entities.

4. On September 1, 2006, Anthony J. Cuti, a former Chairman, President and Chief Executive Officer of Duane Reade Holdings, Inc., initiated an arbitration before the American Arbitration Association against Duane Reade Inc., Duane Reade Holdings, Inc. and Duane Reade Shareholders, LLC (the “respondents”). The arbitration relates to his termination in November 2005. Mr. Cuti asserts various claims including, with respect to his employment agreement, breach of contract relating to the notice of termination provision, failure to make certain payments toward his 1998 corporate-owned life insurance policy, relief from the non-competition and non-solicitation covenants, failure to provide adequate information relating to the valuation of his profits interest and breach of the covenant of good faith and fair dealing. Other claims relate to the patent rights for Duane Reade Holdings, Inc.’s virtual pharmacy kiosk system and payment of an alleged deferred 2001 bonus based on any insurance recovery Duane Reade Holdings, Inc. may obtain on its business interruption claim in connection with the 2001 World Trade Center tragedy. On March 16, 2007, Mr. Cuti sought leave to file an amended demand asserting additional allegations in support of his claim for breach of contract for failure to comply with the notice of termination provision in his employment agreement, and a claim for defamation. On May 17, 2007, the arbitrator issued an order granting leave to file Mr. Cuti’s amended demand. Mr. Cuti seeks monetary damages, declaratory relief, rescission of his employment agreement and the payment of his legal costs and fees associated with his termination and the arbitration.

On November 22, 2006, the respondents filed counterclaims and affirmative defenses against Mr. Cuti in the arbitration, alleging that between 2000 and 2005, Mr. Cuti was responsible for improper practices involving invoice credits and rebillings for the construction of Duane Reade stores, that led to overstating Duane Reade Holdings, Inc.’s publicly reported earnings, and that caused Duane Reade Holdings, Inc. to create and maintain inaccurate records and publish financial statements containing misstatements. These counterclaims were based on information uncovered as of that date by an investigation conducted by independent legal counsel and forensic accountants at the direction of the Audit Committee.

In a press release dated April 2, 2007, Duane Reade Holdings, Inc. disclosed that, based on new information provided to Duane Reade Holdings, Inc., the Audit Committee, with the assistance of independent counsel and forensic accountants, was conducting a review and investigation concerning the propriety of certain real estate transactions and related matters and whether the accounting for such transactions was proper. On April 9, 2007, the respondents sought leave to file proposed amended counterclaims based on that new information. On May 17, 2007, the arbitrator issued an order granting leave to file the amended counterclaims. The amended counterclaims seek rescission of employment agreements entered into between Duane Reade Holdings, Inc. and Mr. Cuti, return of all compensation paid under the employment agreements, other compensatory and punitive damages, and legal costs and fees associated with the Audit Committee’s investigation and the arbitration.

On May 18, 2007, the independent counsel and the forensic accountants completed their review and investigation. The independent counsel concluded that Mr. Cuti orchestrated certain real estate and other transactions that led to overstating Duane Reade Holdings, Inc.’s publicly reported earnings, and that caused Duane Reade Holdings, Inc. to create and maintain inaccurate records and publish financial statements containing misstatements. On May 22, 2007, the Audit Committee determined, after considering the results of the review and investigation, that certain of Duane Reade Holdings, Inc.’s previously-issued financial statements would have to be restated. Duane Reade Holdings, Inc. filed the necessary restated financial statements for the periods affected.

On May 22, 2007, Duane Reade Holdings, Inc. received a grand jury subpoena from the United States Attorney’s Office for the Southern District of New York seeking documents relating to the allegations in the amended counterclaims discussed above. Duane Reade Holdings, Inc. has cooperated fully with the investigation. The SEC also requested that Duane Reade Holdings, Inc. provide it with information related to this matter.

On May 25, 2007, the United States Attorney’s Office for the Southern District of New York filed an application requesting that the arbitrator stay further proceedings in the arbitration, including discovery, pending further developments in its criminal investigation of Mr. Cuti. Following briefing by the parties on the application, the arbitrator entered an order staying the arbitration proceedings. The stay has been extended from time to time.

On October 9, 2008, the United States Attorney’s Office for the Southern District of New York and the SEC announced the filing of criminal and civil securities fraud charges against Mr. Cuti and another former executive of the Company, William Tennant. In the criminal indictment, the government charges that Mr. Cuti and Mr. Tennant engaged in a scheme, involving the credits and rebillings and real estate related transactions discussed above, to falsely inflate the income and reduce the expenses that Duane Reade Holdings, Inc. reported to the investing public and others. The SEC’s complaint similarly alleges that Mr. Cuti and Mr. Tennant entered into a series of fraudulent transactions designed to boost reported income and enable Duane Reade Holdings, Inc. to meet quarterly and annual earnings guidance. Both proceedings are continuing.

Environmental

None.

SCHEDULE 3.09

TAXES

None.

SCHEDULE 3.12

SUBSIDIARIES

Duane Reade Holdings, Inc. maintains a 100% ownership interest in Duane Reade Inc.

Duane Reade Inc. maintains a 100% ownership interest in each of DRI I Inc., Duane Reade Realty, Inc. and Duane Reade International, LLC.

Duane Reade Inc. also has a 99% ownership interest in Duane Reade, a New York General Partnership. The remaining 1% interest in the Duane Reade Partnership is owned by DRI I Inc.

SCHEDULE 3.13

INSURANCE

Insurance Maintained By or on Behalf of Loan Parties and Subsidiaries

Insurance Coverage	Insurance Company	Coverage Limit	SIR	Current Insurance Premium	Policy Period
New York w/ COMP	NY State Ins. Fund	Fixed Dollar	N/A	$1,925,029	03/1/09-02/28/10

New Jersey w/COMP.	Zurich	Fixed Dollar	N/A	$123,953	8/17/08-8/17/09

Property/Boiler	Lexington (Primary)	$200 Million	$250,000	$872,965	10/1/08-9/30/09

Auto	Hartford	$1Million (single limit)		$242,562	10/1/08-9/30/09

Umbrella	ACE - (Primary)	$50 Million	$250,000	$760,486	10/1/08-9/30/09
	Liberty ($50MM X $25MM)	$25 Million
	XL AMER.($25MM X $75MM)	$25 Million
		(Total) $100 Million

Director & Officer	National Union (AIG)	(Primary)$15 Million	$250,000	$200,000	07/30/09-07/30/10
	ACE ($10MM X $15MM)	$10 Million	$250,000	$68,000	07/30/09-07/30/10

EMP. PRACTICES	National Union - (AIG) (Primary)	$10 Million	$1,000,000	$500,000	07/30/09-07/30/10

Crime	National Union - (AIG)	$1 Million	$100,000	$8,640	10/1/08-9/30/09

General Liability	Columbia Casualty	$15 Million	$250,000	$844,672	10/1/08-9/30/09

SCHEDULE 3.14

LABOR MATTERS

None.

SCHEDULE 3.16(B)

FEDERAL RESERVE REGULATIONS

None.

SCHEDULE 6.02

LIENS

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date
DRI I, Inc.	New York U.S. Southern District Court at New York City	Judgment

Plaintiffs - Louis Kaplan, Gerald J. Herskowitz, Bruce Rogers, George L. Miranda, Rudolph Pascucci, Stephem Camdeco as Trustees of the Allied Welfare Fund

Defendants

Duane Reade NY

Duane Reade, Inc. and DRI Inc.

				Amount: $15,336.94	11/05/2007	00CV094842 (AKH)

Duane Reade	New York, Bronx County	Judgment	Duane Reed Corp.	Amount: $ 1,000.00	12/09/2005	000791652-01

Duane Reade	New York, Kings Supreme Court	Judgment	Leon Reich vs. Duane Reade, Inc.	Amount $323,091.25	07/06/2007	18669/2004

Duane Reade	New York, Queens County	Judgment	NY City Department of Finance	Amount $ 33.42	01/13/2003	000752038-01

Duane Reade	New York, Queens County	Judgment	NY City Department of Finance	Amount $ 33.42	01/13/2003	000752038-02

Duane Reade Inc.	New York U.S. Southern District Court at New York City	Order and Final Judgment	Faty Ansoumana, Etal	Amount $ 320,000	12/31/2003	00-CV-00253-AKH

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date
Duane Reade Inc.	New York U.S. Southern District Court at New York City	Partial Judgment	Louis Kaplan, Et al.	Amount $15,336.94	11/05/2004	00-VC-09842-AKH

Duane Reade Inc.	New York U.S. Southern District Court at New York City	Consent and Settlement agreement	Marty Sesmer et al	Specific performance plus legal fees	01/24/2006	01-CV-04692-DCF

Duane Reade Inc.	New York U.S. Southern District Court at New York City	Stipulation and Order of Settlement	George Joseph Sallal	Amount $22,222.00	08/08/2008	07-CV-10346-JSR

Duane Reade Inc.	New York U.S. Southern District Court at New York City	Stipulation and Order of Settlement	Elyse Parmentier	Amount $15,000.00	01/09/2009	08-CV-04039-CM

Duane Reade Inc.	New York, New York County	State Tax Lien	NY City Department of Finance	Amount $6,340.90	01/27/2006	002092816-01

Duane Reade Inc.	New York, New York County	State Tax Lien	NY City Department of Finance	Amount $113.27	09/17/2008	002459294-01

Duane Reade Inc.	New York, New York County	State Tax Lien	NY City Department of Finance	Amount $113.27	09/17/2008	002459295-01

Duane Reade Inc.	New York, New York County	State Tax Lien	NY City Department of Finance	Amount $113.27	09/17/2008	002459296-01

Duane Reade Inc.	New York, New York County	State Tax Lien	NY City Department of Finance	Amount $113.27	09/17/2008	002459297-01

Duane Reade Inc.	New York, New York County	State Tax Lien	NY City Department of Finance	Amount $113.27	09/17/2008	002459298-01

Duane Reade Inc.	New York, New York County	State Tax Lien	NY City Department of Finance	Amount $482.33	11/26/2008	002487972-01

Duane Reade a Partnership	New York, New York County	Judgment	Tishman Speyer Properties, L.P.	Amount $650.00	09/23/2003	00175183-01

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date

Duane Reade a Partnership	New York, New York County	Judgment	Turner Construction Company	Amount $650.00	09/23/2003	00175183-02

Duane Reade	New York, New York County	Judgment	Mohamed Kwara	Amount $240.00	12/01/2006	002205254-01

Duane Reade etal.	New York, New York County	Judgment	City of New York	Amount $5000.00	07/18/2007	002293715-01

Duane Reade a Partnership	New York, New York Supreme Court	Judgment	405 Lexington, LLC, Tishman Speyer Properties, L.P. and Turner Construction Company	Amount $650.00	09/23/2003	110178-1999

Duane Reade	New York, New York Supreme Court	Judgment	Mohamed Kwara	Amount $240.00	12/01/2006	112769-2006

Gristede’s Foods, Inc.	New York U.S. Southern District Court at New York City	Settlement Agreement	UFCS Local 174 Commercial Health Care Fund	Amount $143,763.80 plus interest and legal fees.	See Docket and agreement for more information	05/02/2005	04-CV-07026-GEL

Gristede’s Foods, Inc.	New York, New York County	Judgment	Marie O’Neil	Amount $78,991.25	12/07/2006	002207045-01

Gristede’s Foods, Inc.	New York, New York County	Judgment	Hudson Towers Housing Company Inc., Marina Towrs Associates L.P. and Gateway Plaza Management Corp.	Amount $1,015.00	10/04/2007	002319945-02